Exhibit 15.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-261641) on Form S-8 and (No. 333-264771) on Form F-3 of our report dated March 31, 2023, with respect to the consolidated financial statements of Otonomo Technologies Ltd.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel-Aviv, Israel
March 31, 2023